Exhibit 99.1

Pacific Capital Bancorp Reports $0.24 Earnings Per Share for Fourth Quarter of 2005

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Jan. 26, 2006--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $6.9 billion in assets, today announced financial results for the fourth quarter ended December 31, 2005.
    Net income for the fourth quarter was $11.1 million, or $0.24 per fully diluted share, compared with $14.2 million, or $0.31 per fully diluted share, in the same period of the prior year.
    For the full year 2005, net income increased 12.9% to $99.3 million, or $2.14 per fully diluted share, from net income of $87.9 million, or $1.92 per fully diluted share, for the full year 2004.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the fourth quarter of 2005 were 8.27% and 0.65%, respectively, compared to 12.48% and 0.96%, respectively, for the fourth quarter of 2004.
    "We were extremely successful in our loan production efforts in the fourth quarter, as annualized growth in our core portfolio, excluding short-term holiday loans, was more than 17%," said William
S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "However the strong loan growth presented near-term challenges to our bottom line results, as we had to increase our use of wholesale funding and increase our provision expense to support the loan growth.
    "We had particular strength in our residential real estate, commercial real estate and consumer segments, which all increased at double digit annualized rates. Importantly, while we continue to increase in asset size, our credit quality remains healthy, as our non-performing assets to total assets continued to decline," said Thomas.

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's Refund Anticipation Loan (RAL) and Refund Transfer
(RT) programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in tables at the end of this release.
    During the fourth quarter, total interest income was $101.5 million, compared with $77.4 million in the same quarter of 2004. The increase in total interest income was primarily attributable to organic growth in the loan portfolio, the acquisition of First Bank of San Luis Obispo (FBSLO), and to higher yields on loans and securities.
    Total interest expense for the fourth quarter of 2005 was $34.4 million, compared with $19.9 million for the fourth quarter of 2004. The increase in total interest expense resulted from the deposits and borrowings acquired with FBSLO, the organic growth in deposits over the past year, higher rates paid on deposits, and higher borrowings incurred to support loan growth.
    Net interest income for the fourth quarter of 2005 was $62.1 million, an increase of 11.3% over $55.8 million in the same quarter of 2004.
    Net interest margin for the fourth quarter of 2005 was 4.42%, which compares with 4.29% in the fourth quarter of 2004. Exclusive of RALs in both periods, net interest margin in the fourth quarter of 2005 was 4.43%, compared with 4.31% in the fourth quarter of 2004. This also compares with a net interest margin of 4.39% in the third quarter of 2005, exclusive of RALs.
    Non-interest revenue was $14.0 million, an increase of 13.0% over $12.4 million in the fourth quarter of 2004.

    Total non-interest revenue includes the following items:

    -- Service charges on deposit accounts were $4.2 million, a decrease of 3.5% from the fourth quarter of 2004. The decrease in service charges was due primarily to a decline in NSF fees.

    -- Fees generated by the Company's Trust & Investment Services Division in the fourth quarter of 2005 were $4.2 million, a 5.9% increase from $3.9 million in the fourth quarter of 2004.

    -- Income from other service charges, commissions and fees was $4.1 million, a decrease of 3.7% from $4.3 million recorded in the same period for the previous year. The decline was attributable to lower RAL collection fees, as under the current contract with Jackson Hewitt, the Company does not receive RAL collections fees after June 30. This decline in RAL collection fees was offset by increases in most other service areas.

    -- Other income was $1.5 million, which was positively impacted by earnings on Bank-Owned Life Insurance and a reduction in losses on tax credit partnerships.

    The Company's operating efficiency ratio for the fourth quarter of 2005 was 71.10%, compared with 63.04% in the same period last year. Excluding the impact of the RAL/RT programs in these periods, the Company's operating efficiency ratio for the fourth quarter of 2005 was 67.67%, compared with 59.94% in the same period last year and 65.19% in the third quarter of 2005.
    The increase in operating efficiency ratio over the prior year is primarily attributable to expenses related to the company-wide IT system conversion, as well as investments in risk management personnel to support the expected future growth in asset size. During the fourth quarter of 2005, the Company incurred approximately $1.1 million in one-time expenses related to the IT system conversion, including payments on outsourced processing contracts and severance payments to IT staff.

    Balance Sheet

    Total gross loans were $4.90 billion at December 31, 2005, compared to $4.64 billion at September 30, 2005. Excluding $58 million in short-term holiday loans that pay off in the first quarter, total gross loans increased to $4.84 billion at December 31, 2005 from $4.64 billion at September 30, 2005, an annualized growth rate of 17.2%. The organic growth in the loan portfolio during the fourth quarter of 2005 was highest in the commercial real estate (13.9% annualized), consumer (16.2% annualized), and residential real estate (22.9% annualized) segments.
    Total deposits were $5.02 billion at December 31, 2005, compared to $5.09 billion at September 30, 2005, and $4.51 billion at December 31, 2004. Excluding $254 million in deposits added through the FBSLO acquisition, total deposits increased $252 million from the end of the prior year.

    Asset Quality and Capital Ratios

    In the fourth quarter of 2005, the Company recorded a provision for credit losses of $5.0 million, compared with a provision of $1.7 million for the same period last year. Excluding net recoveries of $2.4 million for RALs and provision related to holiday loans, the Company recorded a provision for credit losses of $4.6 million in the fourth quarter of 2005. Excluding net recoveries of $0.2 million for RALs and provision related to holiday loans, the Company recorded a negative provision for credit losses of $0.4 million in the fourth quarter of 2004. The increase in provision expense over the prior year reflects a larger loan portfolio, as well as smaller recoveries.
    At December 31, 2005, the allowance for credit losses (excluding
RALs) was $55.6 million, or 1.14% of total loans, compared to $51.4 million, or 1.11% of total loans, at September 30, 2005.
    Exclusive of RALs, total nonperforming assets, which include nonperforming loans and other real estate owned, was $20.7 million, and declined to 0.30% of total assets, at December 31, 2005, compared with $23.0 million, or 0.36% of total assets, at September 30, 2005.
    The Company's ratio of allowance to nonperforming loans (excluding
RALs) was 312% at December 31, 2005, compared to 259% at September 30,
2005.
    Excluding RALs, net charge-offs were $3.1 million for the three months ended December 31, 2005, compared with net charge-offs of $2.2 million for the three months ended September 30, 2005 and net recoveries of $0.9 million for the three months ended December 31, 2004.
    Annualized net charge-offs to total average loans (both excluding
RALs) were 0.27% for the three months ended December 31, 2005, compared with 0.19% for the three months ended September 30, 2005 and negative 0.12% (annualized net recoveries) for the three months ended December 31, 2004.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    Outlook

    For the full year 2006, Pacific Capital Bancorp expects fully diluted earnings per share to range between $2.29 and $2.37. The 2006 guidance reflects an assumption of $0.02 per share in stock option expense pursuant to the adoption of SFAS 123R, "Share-Based Payment."
    The Company's 2006 guidance is based on the following assumptions (excluding the impact of any potential acquisitions):



    Loan growth: 8%
    Deposit growth: 6%
    Provision for credit losses (non RALs): $24 million - $25 million Operating efficiency ratio: 48% - 49%
    Net interest margin (non RAL): 4.40% - 4.50%


    Commenting on the outlook for 2006, Thomas said, "The strong loan growth we experienced in the fourth quarter gives us an excellent foundation to continue driving solid revenue growth in 2006. In addition to our core banking operations, we expect another strong performance from our RAL/RT programs to contribute to our top-line growth. Finally, following a year of heavy investment in systems and personnel to support continued growth in asset size, we believe our level of expense growth will moderate, and more of our revenue will drop through to our bottom line."

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time/8:00 a.m. Pacific time, to discuss its fourth quarter 2005 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company's website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, First Bank of San Luis Obispo, and Pacific Capital Bank.

    Forward Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investor find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.



PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
(In thousands except per share earnings):

                                     For the             For the
                                   Three-Month         Twelve-Month
                                   Periods Ended       Periods Ended
                                    December 31,        December 31,
                                   2005     2004      2005      2004
Interest income from:
  Loans                         $ 86,526  $61,048  $365,953  $264,900
  Securities                      14,626   16,355    59,412    60,533
  Federal funds sold and
    resell agreements                298        1       792       748
      Total interest income      101,450   77,404   426,157   326,181
Interest expense on:
  Deposits                        23,219   12,232    72,955    42,142
  Federal funds purchased and
    repurchase agreements          2,392      616     5,781     1,589
  Other borrowed funds             8,773    7,046    32,769    25,480
      Total interest expense      34,384   19,894   111,505    69,211
Net interest income
   before provision               67,066   57,510   314,652   256,970
Provision for credit
  losses-RALs                     (2,432)    (486)   38,211     8,468
Provision for credit
  losses--non RAL                  7,425    2,234    15,662     4,341
  Net interest income after
   provision for credit losses    62,073   55,762   260,779   244,161
Noninterest revenue:
  Service charges on deposits      4,180    4,330    17,073    16,529
  Trust fees                       4,161    3,928    16,800    15,429
  Refund transfer fees                62       52    24,982    21,049
  Other service charges,
    commissions and fees, net      4,111    4,269    20,991    17,756
  Net gain on sale of RALs            --       --    26,023     2,945
  Net gain/(loss) on
    securities transactions           --     (529)     (730)   (2,018)
  Other income                     1,484      343     6,784     3,945
    Total noninterest revenue     13,998   12,393   111,923    75,635
Operating expense:
  Salaries and benefits           29,509   22,532   108,023    94,697
  Net occupancy expense            4,220    4,726    17,150    15,970
  Equipment expense                3,575    2,377    11,703     8,939
  Other expense                   21,446   15,763    77,529    60,300
    Total operating expense       58,750   45,398   214,405   179,906
Income before income taxes        17,321   22,757   158,297   139,890
Provision for Income taxes         6,247    8,510    59,012    51,946
    Net income                  $ 11,074  $14,247  $ 99,285  $ 87,944

Earnings per share - basic      $   0.24  $  0.31  $   2.16  $   1.93
Earnings per share - diluted    $   0.24  $  0.31  $   2.14  $   1.92

Average shares for
  basic earnings per share        46,242   45,684    45,964    45,535
Average shares for
  diluted earning per share       46,685   46,107    46,358    45,911
Taxable equivalent adjustment   $  1,567  $ 1,580  $  6,002  $  6,347
Net interest margin
  (tax-equivalent)                  4.42%    4.29%     5.45%     4.97%

Operating efficiency ratio         71.10%   63.04%    49.48%    52.76%
  (tax-equivalent)

Return on average equity            8.27%   12.48%    19.18%    20.30%
Return on average assets            0.65%    0.96%     1.55%     1.54%

Charge-offs -- RAL              $     --  $    (0) $ 48,955  $ 12,511
Charge-offs -- non RAL             4,953    2,576    22,436    15,761
Charge-offs -- total            $  4,953  $ 2,576  $ 71,391  $ 28,272

Recoveries -- RAL               $  1,968  $   197  $ 10,745  $  4,043
Recoveries -- non RAL              1,768    3,442  $  6,711    10,704
Recoveries -- total             $  3,736  $ 3,639  $ 17,456  $ 14,747

Net charge-offs -- RAL          $ (1,968) $  (197) $ 38,210  $  8,468
Net charge-offs -- non RAL         3,185     (866)   15,725     5,057
Net charge-offs -- total        $  1,217  $(1,063) $ 53,935  $ 13,525

Annualized net charge-offs
  to average loans - incl RAL       0.10%   -0.11%     1.22%     0.36%
Annualized net charge-offs
  to average loans - non RAL        0.27%   -0.09%     0.36%     0.14%


EOP Balance Sheet
(in thousands)                                 As of           As of
                                              12/31/05        12/31/04

ASSETS:
  Cash and due from banks                   $  158,880      $  133,116
  Federal funds sold & repos                        --              --
    Cash and cash equivalents                  158,880         133,116
Securities - available-for-sale(a)           1,369,549       1,524,874
Loans:
  Real Estate:
    Residential - 1 to 4 family             $1,128,318      $  901,679
    Multi-family residential                   265,561         182,936
    Non-residential                          1,152,160       1,114,114
    Construction                               374,500         286,387
  Commercial loans                             934,840         740,848
  Consumer loans (inc. home equity)            750,737         599,321
  Tax refund loans                                  --              --
  Leasing                                      287,504         234,189
  Other Loans                                    3,666           2,820
    Total loans                              4,897,286       4,062,294
    Less: allowance for credit losses           55,598          53,977
        Net loans                            4,841,688       4,008,317
Premises, equipment and other long-term assets 115,831         100,282
Accrued interest receivable                     28,994          24,000
Goodwill                                       140,585         109,745
Other intangible assets                          9,887           5,321
Other assets                                   210,745         119,130
        TOTAL ASSETS                        $6,876,159      $6,024,785

(a) Includes SFAS 115 adjustment for investment securities


LIABILITIES & SHAREHOLDERS' EQUITY:
(in thousands)                                   As of        As of
                                                12/31/05     12/31/04

Deposits:
   Noninterest bearing demand deposits        $1,061,711   $1,013,772
   Interest bearing deposit                    3,956,155    3,498,518
      Total Deposits                           5,017,866    4,512,290
Repos & FF purchased                             446,642      179,041
Long-term debt and other borrowings              793,895      823,122
Obligations under capital lease                    9,317        9,130
Other liabilities                                 63,183       41,520
   Total Liabilities                           6,330,903    5,565,103
Shareholders' equity                             545,256      459,682
   Total Liabilities and Shareholders' equity $6,876,159   $6,024,785

Actual shares
  outstanding at end of period                    46,631       45,719
Book value per share                          $    11.69    $   10.05
Tangible book value per share                 $     8.37    $    7.54

Nonperforming assets:
  Loans past due 90 days or
     more and still accruing                  $    1,227    $     820
  Nonaccrual loans                                16,590       21,701
  Total nonperforming loans                       17,817       22,521
  Other real estate owned and
    other foreclosed assets                        2,910        2,910
Total nonperforming assets                    $   20,727    $  25,431
Nonperforming loans as a
    percentage of total loans (excl RAL)            0.36%        0.55%

Nonperforming assets as a
    percentage of total assets (excl RAL)           0.30%        0.43%

Allowance for non-RAL credit losses as
    a percentage of nonperforming loans              312%         240%

Allowance for non-RAL credit losses as
    a percentage of total loans                     1.14%        1.33%



Average balances for the
  last five quarters:
(in thousands)
                  Average    Average     Average    Average    Average
                    4Q05       3Q05        2Q05       1Q05       4Q04

ASSETS:
Earning Assets:
Federal funds
 sold & repos  $   32,047 $   25,838  $    7,561 $   38,950 $      393
Taxable
 securities(a)  1,181,781  1,210,366   1,238,227  1,282,010  1,312,123
Tax-exempt
 securities(a)    210,462    203,486     192,583    187,811    185,455
  Total secur-
  ities(a)      1,392,243  1,413,852   1,430,810  1,469,821  1,497,578
 Commercial
  loans           949,706    967,425     789,057    781,204    778,128
 Consumer loans
    (inc. home
     equity)      701,701    639,936     530,381    531,010    509,710
 Tax refund
  loans               168      6,511      28,465    528,533        515
 Leasing          281,495    270,810     257,797    243,773    223,074
 Commercial
  real
  estate loans  1,701,807  1,564,550   1,625,930  1,609,577  1,579,228
 Residential
  real
  estate loans  1,100,386  1,032,746     974,198    925,719    886,492
 Other Loans        4,115      2,795       1,967      2,584      3,091
    Total loans 4,739,378  4,484,773   4,207,795  4,622,400  3,980,238
       Total
        earning
        assets  6,163,668  5,924,463   5,646,166  6,131,171  5,478,209
Non-earning
 assets
  (inc. credit
   loss allow)    578,036    535,944     492,593    388,089    429,240
       TOTAL(a) 6,741,704  6,460,407   6,138,759  6,519,260  5,907,449
SFAS 115 Adj on
 Investment
   Securities       5,462     21,980        (377)    13,592     20,966
TOTAL ASSETS   $6,747,166 $6,482,387  $6,138,382 $6,532,852 $5,928,415

(a) Exclusive of SFAS 115 adj. for investment securities


LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-
 bearing
 deposits:
 Savings and
  interest
  bearing
  transaction
  accounts    $2,293,485 $2,185,026 $1,982,968  $1,983,510  $2,002,500
Time
 certificates
 of deposit    1,720,106  1,657,307  1,539,114   1,562,145   1,495,094
Total
 interest-
 bearing
 deposits      4,013,591  3,842,333  3,522,082   3,545,655   3,497,594
Repos & FF
 purchased       264,098    129,991    138,505     216,715     127,916
Other
 borrowings      783,698    843,948    809,823     874,160     784,071
Obligations
 under capital
 lease             9,284      9,235      9,188       9,140       7,672
 Total
  borrowed
  funds        1,057,080    983,174    957,516   1,100,015     919,659
  Total
   interest-
   bearing
   liabilities 5,070,671  4,825,507  4,479,598   4,645,670   4,417,253
Non-interest
 demand
 deposits      1,074,387  1,065,106  1,079,130   1,341,535   1,010,492
Other
 liabilities      70,793     68,219     76,030      71,225      46,593
Total
 liabilities   6,215,851  5,958,832  5,634,758   6,058,430   5,474,338
Shareholders'
 equity          531,315    523,555    503,624     474,422     454,077
       TOTAL  $6,747,166 $6,482,387 $6,138,382  $6,532,852  $5,928,415


Net Interest Income
  for the last 5         Actual     Actual   Actual   Actual    Actual
   quarters               4Q05      3Q05      2Q05     1Q05      4Q04
  (tax equivalent
   basis)

Interest Income:
  Commercial loans     $ 19,280   $19,085  $14,065  $ 13,012  $10,818
  Consumer loans
     (inc. home equity)  14,539    10,045    8,808    10,003    8,879
  Tax refund loans          104       141    2,531    61,971       48
  Leasing loans           6,435     6,177    5,826     5,453    5,011
  Commercial real
   estate loans          30,727    28,094   27,571    25,847   24,596
  Residential real
   estate loans          15,525    14,715   13,510    12,841   11,819
  Other Loans                16        22       15        15       20
     Total loan income   86,626    78,279   72,326   129,142   61,191
  Taxable securities     11,769    11,971   11,424    13,400   13,784
  Tax-exempt securities   4,324     3,907    4,106     4,066    4,008
   Total securities
    income               16,093    15,878   15,530    17,466   17,792
   Fed Funds sold &
    repos                   298       188       56       250        1
     Total interest
      income            103,017    94,345   87,912   146,858   78,984

Interest expense:
  Interest-bearing
   deposits:
    Savings & interest
     bearing
     transaction
     accounts             8,733     7,062    5,265     4,145    3,655
    Time deposits        14,486    12,971   10,698     9,595    8,577
      Total interest-
       bearing deposits  23,219    20,033   15,963    13,740   12,232
  Repos & Fed funds
   purchased              2,392       953    1,033     1,401      616
  Other borrowings        8,773     8,636    7,615     7,742    7,046
    Total borrowings     11,165     9,589    8,648     9,143    7,662
      Total interest
       expense           34,384    29,622   24,611    22,883   19,894

Tax equivalent net
   interest income       68,633    64,723   63,301   123,975   59,090
Tax equivalent
 adjustment              (1,567)   (1,238)  (1,604)   (1,592)  (1,580)
Reported net interest
 income                $ 67,066   $63,485  $61,697  $122,383  $57,510



                             For the Three-Month  For the Twelve-Month
                                 Periods Ended          Periods Ended
                                  December 31,           December 31,
RAL Income Statement             2005     2004          2005     2004

Interest income               $  (300) $    48       $64,772  $36,673
Interest expense                 (265)     130         3,107    1,118
Net interest income               (35)     (82)       61,665   35,555
Provision-RAL                  (2,432)    (486)       38,211    8,468
RT fees                            62       52        24,982   21,049
Gain on sale of loans              --       --        26,023    2,945
Other service charges,
    commissions and fees, net     203      908         6,149    4,873
Total noninterest income          265      960        57,156   28,867
Staff expense                     930      662         6,627    5,089
Other expense                   2,059    2,101        11,720   10,021
Noninterest expense             2,989    2,763        18,347   15,110
Income before income taxes       (327)  (1,399)       62,263   40,844
Income taxes                     (138)    (588)       26,182   17,175
Net income                       (189)    (811)       36,081   23,669

                              For the Three-Month
                             Periods Ended Sept. 30,
RAL Income Statement             2005     2004

Interest income               $   141  $    53
Interest expense                  685       21
Net interest income              (544)      32
Provision-RAL                      --       --
RT fees                           235      185
Gain on sale of loans              --       --
Other service charges,
    commissions and fees, net     485      474
Total noninterest income          720      659
Staff expense                     714      964
Other expense                   1,363    1,213
Noninterest expense             2,077    2,177
Income before income taxes     (1,901)  (1,486)
Income taxes                     (799)    (625)
Net income                     (1,102)    (861)


RAL AMOUNTS USED IN COMPUTATION OF NET INTEREST MARGIN EXCLUSIVE OF
RALs

                                             Three Months Ended
                                              December 31, 2005
                                                             Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Average consumer loans                $  701,869  $   168  $  701,701
Average loans                          4,739,378      168   4,739,210
Average total assets                   6,747,166   11,237   6,735,929
Average earning assets                 6,163,668   11,717   6,151,951
Average certificates of deposit        1,720,106       --   1,720,106
Federal funds purchased                   57,787       --      57,787
FHLB advances and other long term
 debt                                    780,370   50,000     730,370
Average interest bearing liabilities   5,070,671   78,073   4,992,598
Average equity                           531,315   86,819     444,496
Consumer loans interest income            14,643      104      14,539
Loan interest income(a)                   86,526      104      86,422
Interest income(a)                       101,450     (300)    101,750
Interest expense                          34,384     (265)     34,649
Net interest income(a)                   67,066      (35)     67,101
Tax equivalent adjustment                  1,567       --       1,567

                                             Three Months Ended
                                              December 31, 2004
                                                             Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Average consumer loans                $  510,225  $   515  $  509,710
Average loans                          3,980,238      515   3,979,723
Average total assets                   5,928,415   91,224   5,837,191
Average earning assets                 5,478,209   19,834   5,458,375
Average certificates of deposit        1,495,094      913   1,494,181
Federal funds purchased                  100,440       --     100,440
FHLB advances & other LT Debt            780,049    6,522     773,527
Average interest bearing liabilities   4,417,253    7,435   4,409,818
Average equity                           454,077   64,862     389,215
Consumer loans interest income             8,927       48       8,879
Loan interest income(a)                   61,048       48      61,000
Interest income(a)                        77,404       48      77,356
Interest expense                          19,894      130      19,764
Net interest income(a)                    57,510      (82)     57,592
Tax equivalent adjustment                  1,580       --       1,580


                                                Three Months Ended
                                                 Sept. 30, 2005
                                                             Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Average consumer loans                $  646,447  $ 6,511  $  639,936
Average loans                          4,484,773    6,511   4,478,262
Average total assets                   6,482,387   72,318   6,410,069
Average earning assets                 5,924,463   25,830   5,898,633
Average certificates of deposit        1,657,314       --   1,657,314
Federal funds purchased                   27,572       --      27,572
FHLB advances and other long term
 debt                                    840,183   50,000     790,183
Average interest bearing liabilities   4,775,507   50,000   4,725,507
Average equity                           523,555   87,215     436,340
Consumer loans interest income            10,186      141      10,045
Loan interest income(a)                   78,199      141      78,058
Interest income(a)                        93,107      141      92,966
Interest expense                          29,622      685      28,937
Net interest income(a)                    63,485     (544)     64,029
Tax equivalent adjustment                  1,238       --       1,238


                                             Twelve Months Ended
                                              December 31, 2005
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  697,673  $ 73,940  $  623,733
Average loans                         4,437,845    73,940   4,363,905
Average total assets                  6,405,547    86,978   6,318,569
Average earning assets                5,886,201   107,421   5,778,780
Average certificates of deposit       1,615,945    12,452   1,603,493
Federal funds purchased                  86,637    72,991      13,646
FHLB advances and other long term
 debt                                   821,722    49,868     771,854
Average interest bearing liabilities  4,744,130   135,311   4,608,819
Average equity                          517,583    87,276     430,307
Consumer loans interest income          108,167    64,747      43,420
Loan interest income(a)                 365,953    64,772     301,181
Interest income(a)                      426,157    64,772     361,385
Interest expense                        111,505     3,107     108,398
Net interest income(a)                  314,652    61,665     252,987
Tax equivalent adjustment                 6,002        --       6,002



                                             Twelve Months Ended
                                              December 31, 2004
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  565,142  $102,769  $  462,373
Average loans                         3,804,869   102,769   3,702,100
Average total assets                  5,707,971   392,547   5,315,424
Average earning assets                5,299,914   185,658   5,114,256
Average certificates of deposit       1,447,208    11,718   1,435,490
Federal funds purchased                 120,471        --     120,417
FHLB advances & Other LT Debt           720,516        --     720,516
Average interest bearing liabilities  4,188,768   225,992   3,962,776
Average Equity                          433,268    65,049     368,219
Consumer loans interest income           68,165    36,540      31,625
Loan interest income(a)                 264,900    36,540     228,360
Interest income(a)                      326,181    36,673     289,508
Interest expense                         69,211     1,118      68,093
Net interest income(a)                  256,970    35,555     221,415
Tax equivalent adjustment                 6,347        --       6,347

(a) Does not include taxable equivalent adjustment.



RECONCILIATION OF OTHER AMOUNTS WITH AND WITHOUT RAL/RT AMOUNTS

                                             Three Months Ended
                                              December 31, 2005
                                                             Excluding
(dollars in thousands)                 Consolidated   RAL/RT   RAL/RT

Other service charges,
   commissions and fees                     $ 4,111  $   203  $ 3,908
Noninterest                                  13,998      265   13,733
Operating expense                            58,750    2,989   55,761
Provision for credit losses                   4,993   (2,432)   7,425
Income before taxes                          17,321     (327)  17,648
Provision for income taxes                    6,247     (138)   6,385
Net income                                   11,074     (189)  11,263

                                             Three Months Ended
                                              December 31, 2004
                                                             Excluding
(dollars in thousands)                 Consolidated   RAL/RT   RAL/RT

Other service charges,
   commissions and fees                     $ 4,269  $   908  $ 3,361
Noninterest revenue                          12,393      960   11,433
Operating expense                            45,398    2,763   42,635
Provision for credit losses                   1,748     (486)   2,234
Income before taxes                          22,757   (1,399)  24,156
Provision for income tax                      8,510     (588)   9,098
Net income                                   14,247     (811)  15,058

                                                Three Months Ended
                                                 Sept. 30, 2005
                                                             Excluding
(dollars in thousands)                 Consolidated   RAL/RT   RAL/RT

Other service charges,
   commissions and fees                     $ 4,854  $   485  $ 4,369
Noninterest                                  14,814      720   14,094
Operating expense                            53,814    2,077   51,737
Provision for credit losses                   1,967       --    1,967
Income before taxes                          22,518   (1,901)  24,419
Provision for income taxes                    8,150     (799)   8,949
Net income                                   14,368   (1,102)  15,470


                                             Twelve Months Ended
                                              December 31, 2005
                                                             Excluding
(dollars in thousands)                Consolidated   RAL/RT    RAL/RT

Other service charges,
   commissions and fees                   $ 20,991  $ 6,149  $ 14,842
Noninterest revenue                        111,923   57,156    54,767
Operating expense                          214,405   18,347   196,058
Provision for credit losses                 53,873   38,211    15,662
Income before taxes                        158,297   62,263    96,034
Provision for income tax                    59,012   26,182    32,830
Net income                                  99,285   36,081    63,204

                                             Twelve Months Ended
                                              December 31, 2004
                                                             Excluding
(dollars in thousands)                  Consolidated  RAL/RT   RAL/RT

Other service charges,
   commissions and fees                     $ 17,756 $ 4,873 $ 12,883
Noninterest revenue                           75,635  28,867   46,768
Operating expense                            179,906  15,110  164,796
Provision for credit losses                   12,809   8,468    4,341
Income before taxes                          139,890  40,844   99,046
Provision for income tax                      51,946  17,175   34,771
Net income                                    87,944  23,669   64,275


RATIOS INCLUDING AND EXCLUDING RAL/RT

                            Three Months Ended     Three Months Ended
                             December 31, 2005      December 31, 2004
                                      Excluding              Excluding
                         Consolidated  RALs/RTs Consolidated  RALs/RTs
Return on average assets        0.65%     0.66%        0.96%     1.03%
Return on average equity        8.27%    10.05%       12.48%    15.39%
Operating efficiency           71.10%    67.67%       63.04%    59.94%
Net interest margin             4.42%     4.43%        4.29%     4.31%

                            Twelve Months Ended    Twelve Months Ended
                             December 31, 2005      December 31, 2004
                                      Excluding              Excluding
                         Consolidated  RALs/RTs Consolidated  RALs/RTs
Return on average assets        1.55%     1.00%        1.54%     1.21%
Return on average equity       19.18%    14.69%       20.30%    17.46%
Operating efficiency           49.48%    62.34%       52.76%    59.59%
Net interest margin             5.45%     4.48%        4.97%     4.45%

                              Three Months Ended
                               Sept. 30, 2005
                                      Excluding
                         Consolidated  RALs/RTs
Return on average assets        0.88%     0.98%
Return on average equity       10.89%    14.07%
Operating efficiency           67.66%    65.19%
Net interest margin             4.33%     4.39%



                                             December 31, 2005
End of Period Balances                                       Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Total loans                           $4,897,286  $    --  $4,897,286
Noninterest bearing deposits           1,061,711   20,789   1,040,922
Total deposits                         5,017,866   20,789   4,997,077
FHLB advances and other long-term debt   785,081   50,000     735,081

                                             December 31, 2004
End of Period Balances                                       Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Total loans                           $4,062,294  $    --  $4,062,294
Noninterest bearing deposits           1,013,772   16,153     997,619
Total deposits                         4,512,290   16,153   4,496,137
FHLB advances and other long-term debt   785,167       --     785,167

    CONTACT: Pacific Capital Bancorp
             Debbie Whiteley (Investor Relations), 805-884-6680
             Debbie.Whiteley@pcbancorp.com